Exhibit 10.3

Final Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of January 7, 2021, by and among ACE Convergence Acquisition LLC, a Delaware limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), ACE Convergence Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), and Achronix Semiconductor Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,750,000 shares of Acquiror Common Stock and 6,600,000 Acquiror Warrants in the aggregate (such shares of Acquiror Common Stock and Acquiror Warrants collectively referred to herein as the “Subject Shares”) as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, ACE Convergence Subsidiary Corp., a Delaware corporation (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1            Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 7.4 (No Solicitation by Acquiror) and 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2            No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of Acquiror, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Acquiror Common Stock or Acquiror Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Stock or Acquiror Warrants owned by such Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that nothing herein shall prohibit a Transfer to another Sponsor or an Affiliate of a Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of such Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve a Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to a Sponsor’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor Holdco.

Section 1.3            New Shares. In the event that (a) any shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Acquiror Common Stock or Acquiror Warrants of, on or affecting the shares of Acquiror Common Stock or Acquiror Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Acquiror Common Stock or other equity securities of Acquiror after the date of this Sponsor Agreement (such shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of Acquiror Common Stock or Acquiror Warrants owned by such Sponsor as of the date hereof.

Section 1.4            Closing Date Deliverables. On the Closing Date, the Sponsors shall deliver to Acquiror and the Company:

(a)           a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Company, the Sponsors, and certain of the Company’s stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit C to the Merger Agreement; and

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(b)          a duly executed copy of that certain Lock-Up Agreement in substantially the form attached as Exhibit F to the Merger Agreement.

Section 1.5            Sponsor Agreements.

(a)          At any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of Acquiror Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of Acquiror Common Stock:

(i)        in favor of each Transaction Proposal;

(ii)      against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii)    against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror;

(iv)     against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals);

(v)     against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror;

(vi)      if applicable, in favor of waiving any and all anti-dilution rights such Sponsor may hold pursuant to the Acquiror Governing Documents; and

(vii)     against any amendment to the Voting Letter Agreement (as defined below) without the consent of the Company.

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Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)          Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of July 27, 2020, by and among the Sponsors and Acquiror (the “Voting Letter Agreement”), including the obligations of the Sponsors pursuant to Section 1 therein to not redeem any shares of Acquiror Common Stock owned by such Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c)          During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article X thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.6           Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7            No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a)          Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

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(b)           Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s shares of Acquiror Common Stock and Acquiror Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of Acquiror Common Stock or Acquiror Warrants (other than transfer restrictions under the Securities Act)) affecting any such shares of Acquiror Common Stock or Acquiror Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Acquiror Governing Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. Such Sponsor’s shares of Acquiror Common Stock and Acquiror Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s shares of Acquiror Common Stock or Acquiror Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of Acquiror Common Stock or Acquiror Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the Acquiror Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)           No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s shares of Acquiror Common Stock or Acquiror Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d)           Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e)           Brokerage Fees. Except as described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f)            Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

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(g)           Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
EARNOUT

Section 3.1            Sponsor Holdco Earnout Shares.

(a)          Sponsor Holdco Earnout Shares. Sponsor Holdco agrees that, in connection with the Transactions, 1,500,000 shares of Acquiror Class A Common Stock (which such shares automatically converted from Acquiror Class B Common Stock to Acquiror Class A Common Stock at the closing of the Transactions) held by it (such shares, the “Sponsor Holdco Earnout Shares”) shall, concurrently with the Closing, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Section 3.

(b)          Legends. The books and records of Acquiror evidencing the Sponsor Holdco Earnout Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JANUARY 7, 2021, BY AND AMONG ACE CONVERGENCE ACQUISITION CORP. AND THE OTHER PARTIES THERETO.

(c)          Procedures Applicable to the Sponsor Holdco Earnout Shares. As soon as practicable, and in any event within five (5) Business Days after the occurrence of a Triggering Event (as defined below), Acquiror shall remove, or cause to be removed, the Legend from the books and records of Acquiror evidencing the Sponsor Holdco Earnout Shares with respect to which a Triggering Event has occurred and such shares shall no longer be subject to any of the terms of this Section 3 (any such removal of Legend and other restrictions, a “Release”).

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(i)        Sponsor Holdco shall not Transfer any Sponsor Holdco Earnout Shares until the later of (A) the date on which the relevant vesting triggers have been satisfied as described in Section 3.1(d) below and the Legend on such shares has been removed from such shares and (B) the date on which the Sponsor Holdco Earnout Shares are no longer subject to restriction pursuant to the Voting Letter Agreement.

(ii)      Any Sponsor Holdco Earnout Shares not eligible to be Released in accordance with the terms of Section 3.1(d) on or before the fifth (5th) anniversary of the Closing Date (the “Earnout Lockup Period”) shall immediately thereafter be forfeited to Acquiror and canceled and Sponsor Holdco shall not have any rights with respect thereto.

(d)          Release of Sponsor Holdco Earnout Shares. The Sponsor Holdco Earnout Shares shall be Released as follows (each, a “Triggering Event”):

(i)        fifty percent (50%) of the Sponsor Holdco Earnout Shares will be Released if the volume-weighted average closing share price of one share of Acquiror Common Stock quoted on Nasdaq (or the exchange on which the shares of Acquiror Common Stock are then listed) equals or exceeds $12.00 per share for twenty (20) of any thirty (30) consecutive Trading Days commencing after the Closing on Nasdaq or any other national securities exchange; and

(ii)       fifty percent (50%) of the Sponsor Holdco Earnout Shares will be Released if the volume-weighted average closing share price one share of Acquiror Common Stock quoted on Nasdaq (or the exchange on which the shares of Acquiror Common Stock are then listed) equals or exceeds $18.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on Nasdaq or any other national securities exchange.

(e)          Release Upon Change of Control. If, during the Earnout Lockup Period, there is a Change of Control pursuant to which Acquiror or its stockholders have the right to receive consideration implying a value per share of Acquiror Common Stock (as agreed in good faith by Sponsor Holdco and the Acquiror Board) of:

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(i)        less than $12.00, then this Section 3.1 shall terminate and no Sponsor Holdco Earnout Shares shall be Released hereunder;

(ii)      greater than or equal to $12.00 but less than $18.00, then, (A) immediately prior to such Change of Control, Acquiror shall remove, or cause to be removed, the Legend from the books and records of Acquiror evidencing 750,000 Sponsor Holdco Earnout Shares and (B) thereafter, this Section 3.1 shall terminate and no further Sponsor Holdco Earnout Shares shall be Released hereunder; or

(iii)      greater than or equal to $18.00, then, (A) immediately prior to such Change of Control, Acquiror shall remove, or cause to be removed, the Legend from the books and records of Acquiror evidencing all of the Sponsor Holdco Earnout Shares and (B) thereafter, this Section 3.1 shall terminate and no further Sponsor Holdco Earnout Shares shall be Released hereunder.

(f)            Bankruptcy, etc. If, during the Earnout Lockup Period, (i) any liquidation, dissolution or winding up of Acquiror is initiated, (ii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against Acquiror, or (iii) Acquiror makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Sponsor Holdco Earnout Shares that have not been previously Released shall be deemed Released and Acquiror shall remove, or cause to be removed, the Legend from the books and records of Acquiror evidencing all of the Sponsor Holdco Earnout Shares.

(g)           Equitable Adjustments. The Acquiror Common Stock price targets set forth in this Section 3.1 shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Acquiror Common Stock occurring on or after the Closing (other than the conversion of the Acquiror Founders Stock into Acquiror Common Stock at the Closing.

(h)         Voting. Sponsor Holdco will agree to vote all unvested Sponsor Holdco Earnout Shares in accordance with the recommendation of the board of directors of the Company.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Acquiror and (c) the written agreement of the Sponsor, Acquiror, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE IV shall survive the termination of this Agreement.

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Section 4.2            Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.3            CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)          THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT TO THE PERSONAL JURISDICTION THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER AND FURTHER AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.8.

(b)         WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.3.

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Section 4.4            Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.5            Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 4.6            Amendment; Waiver. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor Holdco.

Section 4.7           Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.8            Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

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If to Acquiror:

ACE Convergence Acquisition Corp.
1013 Centre Road, Suite 403S

Wilmington,     DE 19805
Attention:         Denis Tse
Email:               denis@acev.io

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention:         Michael Mies
Email:               michael.mies@skadden.com

If to the Company:

Achronix Semiconductor Corporation
2903 Bunker Hill Lane, Suite 200

Santa Clara, CA 95054

Attention:         Robert Blake
Email:               robert.blake@achronix.com

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Matthew Hemington

Email: hemingtonmb@cooley.com

Attention: Miguel J. Vega

Email: mvega@cooley.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention:         Michael Mies
Email:               michael.mies@skadden.com

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Section 4.9            Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.10        Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Sponsors, Acquiror, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

ACE Convergence Acquisition LLC

By:	/s/ Denis Tse
Name: Denis Tse
Title: President

/s/ Behrooz Abdi
Name: Behrooz Abdi

/s/ Sunny Siu
Name: Sunny Siu

/s/ Denis Tse
Name: Denis Tse

/s/ Kenneth Klein
Name: Kenneth Klein

/s/ Ryan Benton
Name: Ryan Benton

/s/ Raquel Chmielewski
Name: Raquel Chmielewski

/s/ Omid Tahernia
Name: Omid Tahernia

/s/ Minyoung Park
Name: Minyoung Park

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

ACE Convergence Acquisition Corp.

By:	/s/ Denis Tse
Name: Denis Tse
Title: Secretary

[Signature Page to Sponsor Support Agreement]

COMPANY:

Achronix Semiconductor Corporation

By:	/s/ Robert Blake
Name: Robert Blake
Title: President and Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Shares of Acquiror Common Stock and Acquiror Warrants

Sponsor	Acquiror Common Stock	Acquiror Warrants
ACE Convergence Acquisition LLC(1) c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	5,595,000	6,600,000
Behrooz Abdi(1) c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	0	---
Sunny Siu(1) c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	0	---
Denis Tse(1) c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	0	---
Kenneth Klein c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	40,000	---
Ryan Benton c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	35,000	---
Raquel Chmielewski c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	35,000	---
Omid Tahernia c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	35,000	---
Minyoung Park c/o ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S, Wilmington, Delaware 19805	10,000	---

(1) Messrs. Abdi, Siu and Tse may be deemed to beneficially own securities held by ACE Convergence Acquisition LLC by virtue of their shared control over ACE Convergence Acquisition LLC. Each of Messrs. Abdi, Siu and Tse disclaims beneficial ownership of securities held by ACE Convergence Acquisition LLC except to the extent of their pecuniary interests therein.

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Letter Agreement, dated July 27, 2020, among Acquiror, the Sponsor Holdco and each of the other parties thereto

2.	Registration Rights Agreement, dated July 27, 2020, among Acquiror, the Sponsor Holdco and certain other security holders named therein

3.	Administrative Services Agreement, dated July 27, 2020, between Acquiror and the Sponsor Holdco, which shall terminate at Closing without further liability, cost, payment or other obligation of Acquiror

4.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Behrooz Abdi

5.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Sunny Siu

6.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Denis Tse

7.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Kenneth Klein

8.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Omid Tahernia

9.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Ryan Benton

10.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Raquel Chmielewski

11.	Indemnity Agreement, dated July 27, 2020, between Acquiror and Minyoung Park

[Schedule II to Sponsor Support Agreement]